BY-LAWS
                                      OF
                    ADVANCED PRECISION TECHNOLOGY, INC.

                                 ARTICLE I

                                   Offices
                                  --------

     Section 1. The principal office of the Corporation shall be located in Salt Lake City, Utah. The Corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the Corporation may require from time to time.

    The registered office of the Corporation required by the Nevada Business Corporation Act to be maintained in the State of Nevada may be, but need not be, identical with the principal offices, and the address of the registered office may be changed from time to time by the Board of Directors.

                                  ARTICLE II

                                 Stockholders
                                -------------

     Section 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held at the principal office of the Corporation, at Salt Lake City, Utah or at such other place as the Board of Directors may from time to time determine, on the first Monday of June of each year beginning in June 1989. If the day so designated falls upon a legal holiday then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally or by mail a written notice

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thereof, not less than ten nor more than fifty days previous to such meeting, addressed to each stockholder at his address as it appears on the stock book. At any meeting at which all stockholders shall be present, or at which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

     Section 2. SPECIAL MEETINGS. Special meetings of stockholders other than those regulated by statute, may be called at any time by the Chairman of the Board, the President, or the holders of at least 1/3 of all shares entitled to vote. Notice of such meeting stating the place, day and hour and the purpose for which it is called shall be served personally or by mail, not less than ten days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book. At any meeting at which all stockholders shall be present, or at which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

      Section 3. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend; or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case,

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fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to receive notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination as shareholders. When determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 4. VOTING. At all meetings of the shareholders of record having the right to vote, each stockholder of the corporation is entitled to one vote for each share of stock having voting power standing in the name of such stockholder an
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the books of the company. Votes may be cast in person or by written authorized proxy.

     Section 5. PROXY. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of the eleven months from the date of its execution unless it shall have specified therein its duration.

     Every proxy shall be revocable at the discretion of the person executing it or of his personal representative or assigns.

    Section 6. VOTING OF SHARES OF CERTAIN HOLDERS. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the share so transferred.


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     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 7. CUMULATIVE VOTING. Cumulative voting shall not be permitted in the election of directors. Directors shall be elected by plurality vote.

     Section 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

     If a quorum shall not be present or represented, the stockholders entitled to a vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such rescheduled meeting at which a quorum shall be present or represented, any business or any specified item of business may be transacted which might have been transacted at the meeting as originally notified.

    The number of votes or consents of the holders of any class of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, including amendments to the Articles of Incorporation, or the giving of any consent, shall be a

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majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy.

    Section 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                 ARTICLE III

                                  Directors
                                  ----------

     Section 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors. The first Board of Directors shall consist of three members, but may total a maximum of nine members. Directors need not be residents of the State of Utah and need not be stockholders of the Corporation.

     Section 2. ELECTION. The Directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose.

     Section 3. TERM OF OFFICE. The term of office of each of the Directors shall be one year, which shall continue until his successor has been elected and qualified.

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        Section 4. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the corporation, and shall have the power to do all such lawful acts as are not required to be done by the shareholders.

     Section 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other time and place as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President or any one Director at any time.

     Section 6. NOTICE OF MEETINGS. Notice of meetings other than the regular meeting shall be given by service upon each Director in person, by telephone, or by mail at least three days before the date therein designated for such meeting, specifying the time and place of such meeting, and the business to be brought before the meeting. Any business including business other than that specified in such notice may be transacted at any special meeting. At any Directors' meeting at which a quorum of the Board of Directors shall be present, (although held without notice,) any and all business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.

     Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a Waiver of Notice of such meeting except where a Director attends a

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meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.

     Section 7. VOTING. At all meetings of the Board of Directors, each Director is to have one vote. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    Section 8. VACANCIES. Vacancies in the Board of Directors occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

     Section 9. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed, but only for cause, at any time, by a vote of the stockholders holding a majority of the stock, at any special meeting called for that purpose.

     Section 10. QUORUM. The number of Directors who shall be present any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority.

     If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time, until a quorum shall be present.

     Section 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and each may be paid a stated salary as Director. No such payment shall

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preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

    Section 12. ACTION BY CONSENT. Any action which may be taken at a meeting of the directors, may be taken without meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                  ARTICLE IV

                                   Officers
                                   -------

    Section 1. NUMBER. The officers of this Corporation shall be: President, Vice-President, Secretary and Treasurer, and such additional Vice Presidents and assistant Secretaries as the President shall determine.

     Any officer may hold more than one office.

    Section 2. ELECTION. All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one year or until their successors are duly elected. Officers need not be members of the Board of Directors.

    The Board of Directors may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors.

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      Section 4. DUTIES OF OFFICERS. The duties and powers of the officers of the company shall be as follows:

                                  PRESIDENT
                                  ----------

     The President shall preside at all meetings of shareholders and shall have general supervision of the affairs of the Company, shall sign or countersign all share certificates, contracts and other instruments of the company, and perform all such other duties as are incident to his office or properly required of him by the Board of Directors. If the Board of Directors chooses not to elect a Chairman of the Board or if the Chairman of the Board is not designated as the Company's Chief Executive Officer, then the President shall serve in such capacity.

                                VICE-PRESIDENT
                                --------------

     The Vice President shall exercise all the functions of the President during the absence or disability of the President. Additional Vice Presidents may be elected by the Board of Directors which shall establish their relative seniority. Each Vice President shall have such powers and discharge such duties as may be assigned him from time to time by the Board of Directors.

                                  Secretary
                                  ----------

    The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders, shall give and serve all notices of the Corporation, and shall be custodian of the records and of the corporate seal and shall affix the latter when required. The Secretary shall keep the stock and transfer books

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in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding; the manner in which compensation for the same was paid in; the names of the owners thereof, and the number of shares owned by each. The Secretary shall sign all certificates of stock, and shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                  TREASURER
                                  ---------

     The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation. He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. He shall keep regular and correct books of account of all business and transactions, and shall perform all duties appertaining to the office of Treasurer.

     Section 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay, either at its regular meeting or at a meeting specially called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or

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Director for the time being, provided a majority of the entire Board of
Directors concur therein.

     Section 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

     Section 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                  ARTICLE V

                            Certificates of Stock
                            ---------------------

     Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer.

     Section 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. in all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate may be issued. No transfer shall be made upon the books of the

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Corporation within ten days next preceding the annual meeting of the shareholders.

     Section 3. LOST CERTIFICATES. If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may, at its discretion, direct a new certificate or certificates to be issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties that the Board of Directors may require, if any.

                                  ARTICLE VI

                                  Dividends
                                  ----------

     Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it appropriate for such dividends to be declared.

     Section 2. RESERVE. The Board of Directors may set aside, out of the net profits of the Corporation available for dividends, such sum or sums (before payment of any dividends) as the Board of Directors in their absolute discretion think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall

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think conducive to the interest of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

                                 ARTICLE VII

                    Contracts, Loans. Checks and Deposits
                    --------------------------------------

     Section 1. CONTRACTS. The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to a specific instance.

     Section 2. LOANS. No Loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to a specific instance.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may elect.

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                                 ARTICLE VII

                               Indemnification
                               ---------------

     Section 1. Any person made or threatened to be made a party to or involved in any civil, criminal or administrative action, suit, or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation shall be indemnified by the Corporation to the fullest extent allowed by law against expenses reasonably incurred by him or imposed on him in connection with or resulting from such action, suit, or proceeding and in connection with or resulting from any appeal thereon. As used herein the term "expense" shall include all obligations incurred by such person for the payment of money, including without limitation attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceedings.

                                 ARTICLE VIII

                                  Amendments
                                  ----------

     Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular or special meeting of Directors. These By-Laws may also be amended or replaced by

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the stockholders at any annual or special meeting of the stockholders.

                                  ARTICLE IX

                                 Fiscal Year
                                 ------------

     Section 1. FISCAL YEAR. The fiscal year of the Corporation year shall be fixed by resolution of the Board of Directors.

                                  ARTICLE X

                               Waiver of Notice
                               ----------------

     Section 1. Whenever any notice is required to be given to any shareholders or directors of the Corporation under the provisions of these By-Laws or under the Articles of Incorporation or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     ADOPTED this _______ day of April, 1988.

(SEAL)

ATTEST:                                  ADVANCED PRECISION TECHNOLOGY, INC.

/s/ David Timms                           BY: /s/ signature illegible

                                              Its President
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

                           CERTIFICATE OF SECRETARY

       I,  the undersigned, do hereby certify:

       That I am the duly elected and acting Secretary of and that the foregoing By-Laws, comprising seventeen pages, constitute the By-Laws of said corporation as duly adopted at a meeting of the Board of Directors thereof duly held the day ____ of April, 1988.

                                                        /s/ David Timms
(SEAL)


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